EX-99.13(b)-Consent of Ernst & Young LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 25, 2005 on the financial statements of the Stock, Money Market, Bond Market, Social Choice, Global Equities, Growth, Equity Index and Inflation-Linked Bond Accounts of College Retirement Equities Fund, which are incorporated by reference in this Registration Statement on Form N-3 (No. 811-4415) of College Retirement Equities Fund.

ERNST & YOUNG LLP

New York, New York
April 27, 2006